Exhibit 99.1

Qualys Announces Fourth Quarter and Full Year 2022 Financial Results

2022 Revenue Growth of 19% Year-Over-Year

Q4 Revenue Growth of 19% Year-Over-Year

2022 GAAP EPS: $2.74; 2022 Non-GAAP EPS: $3.72

Q4 GAAP EPS: $0.74; Q4 Non-GAAP EPS: $1.01

Announces $100 Million Increase to Share Repurchase Program

FOSTER CITY, Calif., – February 9, 2023 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the fourth quarter and full year ended December 31, 2022. For the quarter, the Company reported revenues of $130.8 million, net income under United States Generally Accepted Accounting Principles (GAAP) of $28.3 million, non-GAAP net income of $38.9 million, Adjusted EBITDA of $55.1 million, GAAP net income per diluted share of $0.74, and non-GAAP net income per diluted share of $1.01. For the full year ended December 31, 2022, the Company reported revenues of $489.7 million, GAAP net income of $108.0 million, non-GAAP net income of $146.5 million, Adjusted EBITDA of $218.6 million, GAAP net income per diluted share of $2.74, and non-GAAP net income per diluted share of $3.72.

“We are pleased to report another quarter of strong revenue growth, profitability, and cash flow generation,” said Sumedh Thakar, president and CEO. “In 2022, we continued to innovate, introducing new applications as well as enhancing existing applications, to further strengthen our market position in the cybersecurity space. As validated by the 2022 SC Awards having named Qualys’ Vulnerability Management, Detection and Response as the Best Vulnerability Management solution, we believe that our natively integrated platform that is detecting, remediating, and reducing cyber risk brings a highly differentiated value proposition to organizations and positions us well for durable profitable growth.”

Fourth Quarter 2022 Financial Highlights

Revenues: Revenues for the fourth quarter of 2022 increased by 19% to $130.8 million compared to $109.8 million for the same quarter in 2021.

Gross Profit: GAAP gross profit for the fourth quarter of 2022 increased by 20% to $103.1 million compared to $86.1 million for the same quarter in 2021. GAAP gross margin was 79% for the fourth quarter of 2022 compared to 78% for the same quarter in 2021. Non-GAAP gross profit for the fourth quarter of 2022 increased by 19% to $105.7 million compared to $88.8 million for the same quarter in 2021. Non-GAAP gross margin was 81% for both the fourth quarter of 2022 and the fourth quarter of 2021.

Operating Income: GAAP operating income for the fourth quarter of 2022 increased by 6% to $30.7 million compared to $29.0 million for the same quarter in 2021. As a percentage of revenues, GAAP operating income was 23% for the fourth quarter of 2022 and 26% for the same quarter in 2021. Non-GAAP operating income for the fourth quarter of 2022 increased by 13% to $47.4 million compared to $42.1 million for the same quarter in 2021. As a percentage of revenues, non-GAAP operating income was 36% for the fourth quarter of 2022 compared to 38% for the fourth quarter of 2021.

Net Income: GAAP net income for the fourth quarter of 2022 was $28.3 million, or $0.74 per diluted share, compared to $21.8 million, or $0.55 per diluted share, for the same quarter in 2021. As a percentage of revenues, GAAP net income was 22% for the fourth quarter of 2022 compared to 20% for the same quarter in 2021. Non-GAAP net income for the fourth quarter of 2022 was $38.9 million, or $1.01 per diluted share, compared to $33.8 million, or $0.84 per diluted share, for the same quarter in 2021. As a percentage of revenues, non-GAAP net income was 30% for the fourth quarter of 2022 compared to 31% for the fourth quarter of 2021.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the fourth quarter of 2022 increased by 11% to $55.1 million compared to $49.6 million for the same quarter in 2021. As a percentage of revenues, Adjusted EBITDA was 42% for the fourth quarter of 2022 compared to 45% for the same quarter in 2021.

Operating Cash Flow: Operating cash flow for the fourth quarter of 2022 increased by 10% to $43.8 million compared to $39.9 million for the same quarter in 2021. As a percentage of revenues, operating cash flow was 34% for the fourth quarter of 2022 compared to 36% for the same quarter in 2021.

Fourth Quarter 2022 Business Highlights

•	Introduced TotalCloud with FlexScan, delivering cloud-native Vulnerability Management, Detection and Response (VMDR®) for agent and agent-less scanning.

•	Launched the Qualys Threat Research Unit (TRU) to further Qualys’ research efforts and insights that help defend the digital world from bad actors.

•

Acquired Blue Hexagon to bring scalable artificial intelligence and machine learning capabilities to the Qualys Cloud Platform to rapidly predict and detect anomalous activities in customer environments.

•	Showcased the Company’s innovation and leadership to more than 500 customers and partners at its annual Qualys Security Conference in Las Vegas.

•	The G2 Peer Review site ranked Qualys’ VMDR the leader in the G2 Grid Report for Risk-based Vulnerability Management.

Full Year 2022 Financial Highlights

Revenues: Revenues for 2022 increased by 19% to $489.7 million compared to $411.2 million for 2021.

Gross Profit: GAAP gross profit for 2022 increased by 20% to $386.9 million compared to $321.7 million for 2021. GAAP gross margin was 79% for 2022 compared to 78% in 2021. Non-GAAP gross profit increased by 20% to $397.6 million for 2022 compared to $332.0 million for 2021. Non-GAAP gross margin was 81% for both 2022 and 2021.

Operating Income: GAAP operating income for 2022 was $130.5 million compared to $87.7 million for 2021. As a percentage of revenues, GAAP operating income was 27% for 2022 compared to 21% for 2021. Non-GAAP operating income for 2022 was $189.6 million compared to $161.9 million for 2021. As a percentage of revenues, non-GAAP operating income was 39% for both 2022 and 2021.

Net Income: GAAP net income for 2022 was $108.0 million, or $2.74 per diluted share, compared to $71.0 million, or $1.77 per diluted share for 2021. As a percentage of revenues, GAAP net income was 22% for 2022 compared to 17% for 2021. Non-GAAP net income for 2022 was $146.5 million, or $3.72 per diluted share, compared to non-GAAP net income of $129.3 million, or $3.22 per diluted share for 2021. As a percentage of revenues, non-GAAP net income was 30% for 2022 compared to 31% for 2021.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for 2022 increased by 14% to $218.6 million compared to $191.2 million for 2021. As a percentage of revenues, Adjusted EBITDA was 45% for 2022 compared to 46% for 2021.

Operating Cash Flow: Operating cash flow for 2022 was $198.9 million compared to $200.6 million for 2021. As a percentage of revenues, operating cash flow was 41% for 2022 compared to 49% for 2021.

Full Year 2022 Business Highlights

Market Recognition

•	VMDR was named the Best Vulnerability Management solution in the renowned SC Awards 2022 and selected as a winner in the Fortress Security Awards Threat Detection category.

•	Industry analyst firm GigaOm recognized Qualys’ VMDR as the industry-leading solution in its Q3 2022 report, Radar for Continuous Vulnerability Management.

Products & Features

•

Introduced a major upgrade to VMDR with the addition of TruRisk™ to give security, cloud operations, and IT teams unprecedented insights into their risk posture and drag-and-drop orchestration to prioritize and quickly respond to the most critical threats.

•

Upgraded CyberSecurity Asset Management by adding External Attack Surface Management, enabling continuous discovery of unknown internet-facing assets and automatic assessment of an organization’s risk posture.

•

Leveraging Qualys’ single agent, debuted Custom Assessment and Remediation, opening the Cloud Platform by enabling security teams to swiftly respond to zero-day threats and conduct compliance audits of custom applications.

•

Unveiled the Context Extended Detection and Response application to natively integrate and correlate asset and risk-based context vulnerability management, patching, Endpoint Detection and Response (EDR) and File Integrity Monitoring and external telemetry to provide and prioritize high-fidelity threat detection and response.

•

Introduced enhanced Patch Management, seamlessly integrated with VMDR, to remediate vulnerabilities by deploying patches or applying configuration changes on any device regardless of its location all from one workflow.

•	Upgraded Multi-Vector EDR to further enhance its threat-hunting and risk-mitigation capabilities.

Business Developments

•

In collaboration with IBM, made the power of the Qualys Cloud Platform available for IBM zSystems – delivering award-winning VMDR, policy compliance and asset management capabilities to help protect IBM zSystems environments.

•

Enhanced partner program, making available Qualys Cloud Platform and its IT security and compliance applications available to partners, with additional support and resources to expand joint business and drive new customer acquisition.

Financial Performance Outlook

Based on information as of today, February 9, 2023, Qualys is issuing the following financial guidance for the first quarter and full year fiscal 2023. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled “Legal Notice Regarding Forward-Looking Statements” below.

First Quarter 2023 Guidance: Management expects revenues for the first quarter of 2023 to be in the range of $130.2 million to $131.0 million, representing 15% to 16% growth over the same quarter in 2022. GAAP net income per diluted share is expected to be in the range of $0.59 to $0.61, which assumes an effective income tax rate of 26%. Non-GAAP net income per diluted share is expected to be in the range of $0.95 to $0.97, which assumes a non-GAAP effective income tax rate of 24%. First quarter 2023 net income per diluted share estimates are based on approximately 37.6 million weighted average diluted shares outstanding for the quarter.

Full Year 2023 Guidance: Management expects revenues for the full year of 2023 to be in the range of $553 million to $557 million, representing 13% to 14% growth over 2022. GAAP net income per diluted share is expected to be in the range of $2.54 to $2.62. This assumes an effective income tax rate of 26%. Non-GAAP net income per diluted share is expected to be in the range of $4.10 to $4.18. This assumes a non-GAAP effective income tax rate of 24%. Full year 2023 net income per diluted share estimates are based on approximately 37.4 million weighted average diluted shares outstanding.

Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation, amortization of intangible assets from acquisitions and non-recurring items). The actual dollar amount of reconciling items in the first quarter and full year 2023 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the first quarter and full year 2023. A reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its fourth quarter and full year 2022 financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Thursday, February 9, 2023. To access the conference call by phone, please register here. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Blair King

Vice President, Investor Relations and Corporate Development

(650) 801-6299

ir@qualys.com

About Qualys

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of disruptive cloud-based Security, Compliance and IT solutions with more than 10,000 subscription customers worldwide, including a majority of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions onto a single platform for greater agility, better business outcomes, and substantial cost savings.

The Qualys Cloud Platform leverages a single agent to continuously deliver critical security intelligence while enabling enterprises to automate the full spectrum of vulnerability detection, compliance, and protection for IT systems, workloads and web applications across on premises, endpoints, servers, public and private clouds, containers, and mobile devices. Founded in 1999 as one of the first SaaS security companies, Qualys has strategic partnerships and seamlessly integrates its vulnerability management capabilities into security offerings from cloud service providers, including Amazon Web Services, the Google Cloud Platform and Microsoft Azure, along with a number of leading managed service providers and global consulting organizations. For more information, please visit www.qualys.com.

Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, quotations of management and statements related to: our momentum heading into 2023; the benefits of our new and upcoming products, features, integrations, acquisitions, collaborations and joint solutions, and their impact upon our long-term growth; our ability to advance our value proposition and competitive differentiation in the market; our ability to address demand trends; our ability to achieve and maintain durable profitable growth; our guidance for revenues, GAAP EPS and non-GAAP EPS for the first quarter and full year 2023; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the first quarter and full year 2023. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles and seasonal buying patterns of our customers; the length of our sales cycle; the impact of the ongoing COVID-19 pandemic and related public health measures on our business and the global economy; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates; unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis; our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, income taxes, depreciation, amortization, and stock-based compensation) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment (net of proceeds from disposal) and principal payments under finance lease obligations).

In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, amortization of intangible assets from acquisitions, non-recurring items and for non-GAAP net income, certain tax effects. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.

Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

Although Qualys does not focus on or use quarterly billings in managing or monitoring the performance of its business, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) for the convenience of investors and analysts in building their own financial models.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share are adjusted for non-recurring income tax items and certain tax effects of non-GAAP adjustments to achieve the effective income tax rate on a non-GAAP basis. The Company’s non-GAAP effective tax rate may differ from the GAAP effective income tax rate as a result of these income tax adjustments. The Company believes its estimated non-GAAP effective income tax rate of 24% in 2023 is a reasonable estimate under its current global operating structure and core business operations. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenues	$130,849	$109,780	$489,723	$411,172
Cost of revenues (1)	27,748	23,728	102,788	89,439

Gross profit	103,101	86,052	386,935	321,733
Operating expenses:
Research and development (1)	27,810	22,399	101,186	81,289
Sales and marketing (1)	28,302	22,159	97,221	76,487
General and administrative (1)	16,316	12,445	57,981	76,274

Total operating expenses	72,428	57,003	256,388	234,050

Income from operations	30,673	29,049	130,547	87,683
Other income (expense), net:
Interest expense	—	4	—	—
Interest income	2,266	449	5,191	2,287
Other income (expense), net	1,458	202	(2,038)	(573)

Total other income (expense), net	3,724	655	3,153	1,714

Income before income taxes	34,397	29,704	133,700	89,397
Income tax provision	6,071	7,883	25,708	18,437

Net income	$28,326	$21,821	$107,992	$70,960

Net income per share:
Basic	$0.75	$0.56	$2.81	$1.82

Diluted	$0.74	$0.55	$2.74	$1.77

Weighted average shares used in computing net income per share:
Basic	37,781	38,891	38,453	39,030

Diluted	38,480	40,031	39,344	40,118

(1) Includes stock-based compensation as follows:
Cost of revenues	$1,567	$1,080	$5,305	$3,782
Research and development	4,521	3,230	14,585	10,750
Sales and marketing	3,007	1,967	9,837	6,323
General and administrative	6,456	5,084	23,681	46,724

Total stock-based compensation	$15,551	$11,361	$53,408	$67,579

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$173,719	$137,328
Short-term marketable securities	147,608	267,960
Accounts receivable, net	121,795	108,998
Prepaid expenses and other current assets	30,216	32,112

Total current assets	473,338	546,398
Long-term marketable securities	59,206	111,198
Property and equipment, net	47,428	61,854
Operating leases - right of use asset	33,752	37,016
Deferred tax assets, net	45,412	25,087
Intangible assets, net	12,801	6,545
Goodwill	7,447	7,447
Restricted cash	2,700	1,200
Other noncurrent assets	18,857	17,814

Total assets	$700,941	$814,559

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,808	$1,296
Accrued liabilities	42,592	32,504
Deferred revenues, current	293,728	257,872
Operating lease liabilities, current	13,060	12,608

Total current liabilities	352,188	304,280
Deferred revenues, noncurrent	23,490	32,753
Operating lease liabilities, noncurrent	29,121	35,914
Other noncurrent liabilities	7,013	4,898

Total liabilities	411,812	377,845
Stockholders’ equity:
Common stock	37	39
Additional paid-in capital	512,486	477,323
Accumulated other comprehensive income (loss)	(1,947)	1,007
Accumulated deficit	(221,447)	(41,655)

Total stockholders’ equity	289,129	436,714

Total liabilities and stockholders’ equity	$700,941	$814,559

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Twelve Months Ended December 31,
	2022	2021
Cash flow from operating activities:
Net income	$107,992	$70,960
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	34,622	35,897
Write-off of noncurrent asset	—	625
Bad debt expense	590	402
Loss on disposal of property and equipment	6	12
Stock-based compensation	53,408	67,579
Amortization of premiums on marketable securities	833	3,869
Deferred income taxes	(20,251)	(9,723)
Changes in operating assets and liabilities:
Accounts receivable	(13,387)	(9,221)
Prepaid expenses and other assets	3,878	(15,665)
Accounts payable	2,107	(32)
Accrued liabilities and other noncurrent liabilities	3,867	9,322
Deferred revenues	25,189	46,591

Net cash provided by operating activities	198,854	200,616

Cash flow from investing activities:
Purchases of marketable securities	(178,788)	(368,450)
Sales and maturities of marketable securities	347,837	363,941
Purchases of property and equipment	(15,361)	(24,424)
Proceeds from disposal of property and equipment	—	6
Purchases of intangible assets	(8,620)	(1,230)
Maturity of note receivable	—	625

Net cash provided by investing activities	145,068	(29,532)

Cash flow from financing activities:
Repurchase of common stock	(317,344)	(129,977)
Proceeds from exercise of stock options	24,483	49,994
Payments for taxes related to net share settlement of equity awards	(17,615)	(27,815)
Proceeds from issuance of common stock through employee stock purchase plan	4,445	—
Principal payments under finance lease obligations	—	(90)

Net cash used in financing activities	(306,031)	(107,888)

Net increase in cash, cash equivalents and restricted cash	37,891	63,196
Cash, cash equivalents and restricted cash at beginning of period	138,528	75,332

Cash, cash equivalents and restricted cash at end of period	$176,419	$138,528

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net income	$28,326	$21,821	$107,992	$70,960
Net income as a % of revenues	22%	20%	22%	17%
Depreciation and amortization of property and equipment	7,688	7,440	28,936	29,236
Amortization of intangible assets	1,161	1,705	5,686	6,661
Income tax provision	6,071	7,883	25,708	18,437
Stock-based compensation	15,551	11,361	53,408	67,579
Other income (expense), net	(3,724)	(655)	(3,153)	(1,714)

Adjusted EBITDA	$55,073	$49,555	$218,577	$191,159

Adjusted EBITDA margin as a % of revenues	42%	45%	45%	46%

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP Cost of revenues	$27,748	$23,728	$102,788	$89,439
Less: Stock-based compensation	(1,567)	(1,080)	(5,305)	(3,782)
Less: Amortization of intangible assets	(1,076)	(1,620)	(5,347)	(6,481)

Non-GAAP Cost of revenues	$25,105	$21,028	$92,136	$79,176

GAAP Gross profit	$103,101	$86,052	$386,935	$321,733
Plus: Stock-based compensation	1,567	1,080	5,305	3,782
Plus: Amortization of intangible assets	1,076	1,620	5,347	6,481

Non-GAAP Gross Profit	$105,744	$88,752	$397,587	$331,996

GAAP Research and development	$27,810	$22,399	$101,186	$81,289
Less: Stock-based compensation	(4,521)	(3,230)	(14,585)	(10,750)
Less: Amortization of intangible assets	(85)	(85)	(339)	(180)

Non-GAAP Research and development	$23,204	$19,084	$86,262	$70,359

GAAP Sales and marketing	$28,302	$22,159	$97,221	$76,487
Less: Stock-based compensation	(3,007)	(1,967)	(9,837)	(6,323)

Non-GAAP Sales and marketing	$25,295	$20,192	$87,384	$70,164

GAAP General and administrative	$16,316	$12,445	$57,981	$76,274
Less: Stock-based compensation	(6,456)	(5,084)	(23,681)	(46,724)

Non-GAAP General and administrative	$9,860	$7,361	$34,300	$29,550

GAAP Operating expenses	$72,428	$57,003	$256,388	$234,050
Less: Stock-based compensation	(13,984)	(10,281)	(48,103)	(63,797)
Less: Amortization of intangible assets	(85)	(85)	(339)	(180)

Non-GAAP Operating expenses	$58,359	$46,637	$207,946	$170,073

GAAP Income from operations	$30,673	$29,049	$130,547	$87,683
Plus: Stock-based compensation	15,551	11,361	53,408	67,579
Plus: Amortization of intangible assets	1,161	1,705	5,686	6,661

Non-GAAP Income from operations	$47,385	$42,115	$189,641	$161,923

GAAP Net income	$28,326	$21,821	$107,992	$70,960
Plus: Stock-based compensation	15,551	11,361	53,408	67,579
Plus: Amortization of intangible assets	1,161	1,705	5,686	6,661
Plus (Less): Tax adjustment	(6,187)	(1,136)	(20,563)	(15,927)

Non-GAAP Net income	$38,851	$33,751	$146,523	$129,273

Non-GAAP Net income per share:
Basic	$1.03	$0.87	$3.81	$3.31

Diluted	$1.01	$0.84	$3.72	$3.22

Weighted average shares used in non-GAAP net income per share:
Basic	37,781	38,891	38,453	39,030

Diluted	38,480	40,031	39,344	40,118

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Twelve Months Ended December 31,
	2022	2021
GAAP Cash flows provided by operating activities	$198,854	$200,616
Less:
Purchases of property and equipment, net of proceeds from disposal	(15,361)	(24,418)
Principal payments under finance lease obligations	—	(90)

Non-GAAP Free cash flows	$183,493	$176,108

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

CALCULATED CURRENT BILLINGS

(Unaudited)

(in thousands)

	Three Months Ended December 31,
	2022	2021
GAAP Revenue	$130,849	$109,780
GAAP revenue growth compare to same quarter of prior year	19%	16%
Plus: Current deferred revenue at December 31	293,728	257,872
Less: Current deferred revenue at September 30	(278,947)	(237,539)

Non-GAAP Calculated current billings	$145,630	$130,113

Calculated current billings growth compared to same quarter of prior year	12%	20%